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                                                                  EXHIBIT 99(a)


For Further Information:

Investor Contact: Deborah Abraham
                  (203) 851-2636

Media Contact:    Francesca Trainor
                  (212) 885-0450


FOR IMMEDIATE RELEASE
---------------------



                       OXFORD HEALTH PLANS, INC. ANNOUNCES
                      PRESIDENT WILLIAM M. SULLIVAN RESIGNS

                  NORWALK, CONNECTICUT, OCTOBER 29, 1999 - Oxford Health Plans, Inc. (NASDAQ:OXHP) announced today that its President, William M. Sullivan, had resigned from the Company to pursue other interests. Mr. Sullivan joined Oxford in 1988 and helped build the Company. He was named President in 1998. "Bill made an enormous contribution to Oxford through our turnaround and we wish him every success in his future endeavors," said Dr. Payson. Kevin Hill, Senior Vice President of Sales and an Oxford employee since 1989, has been promoted to Executive Vice President and will assume responsibility for sales and marketing. Mr. Hill and the Company's Executive Vice President for Medical Delivery, Charles G. Berg, will report directly to Dr. Payson.





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